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                                  EXHIBIT 99.1
                                  ------------

[GRAPHIC OMITTED]                                            PacificHealth
                                                             LABORATORIES, INC.

FOR IMMEDIATE RELEASE:
----------------------


Contact:       Lester Rosenkrantz               Mark Beal
               Cameron Associates               Alan Taylor Communications
               212-245-8800, ext. 212           212-714-1280
               lester@cameronassoc.com

         PACIFICHEALTH LABORATORIES, INC. ANNOUNCES 3RD QUARTER RESULTS;
             REVENUES INCREASE 28% FOR THE QUARTER; 46% YEAR-TO-DATE

MATAWAN, NJ, NOVEMBER 12, 2004 - - PacificHealth Laboratories, Inc. (OTCBB:
PHLI), an innovative nutrition technology company, reported third quarter 2004 revenues of $1.9 million, a 28% increase over the corresponding revenues from last year's same period of $1.5 million. The Company reported a net loss of ($303,343), or ($0.03) per share, for the quarter ended September 30, 2004, compared to a net loss of ($209,209), or ($0.03) per share for the same period in 2003. For the nine-month period ended September 30, 2004, revenues rose 46% to $6.4 million compared to revenues of $4.4 million for the same period in 2003. The Company's nine-month net loss was ($585,681), or ($0.06) per share for the nine-months ended September 30, 2004, a reduction of 37% compared to a net loss of ($936,285), or ($0.15) per share for the same period in 2003.

Significant accomplishments and highlights during the third quarter included:

o    Named David Mastroianni as CEO and President of the Company.

o 18% increase in ACCELERADE(R) and Endurox R4(R) powdered sports drink revenues YTD.

o    Launched sales via the Company's website, www.accelerade.com.

o Reported on the results of a new independent study that showed ACCELERADE was superior to Gatorade(R) in improving endurance and reducing muscle damage post-exercise.

o Continued strong sales of ACCEL GEL(R), the first protein-powered gel based on the Company's patented 4-1 ratio of carbohydrate to protein.

                                    - more -

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         David Mastroianni, new President and CEO of PacificHealth Laboratories,
Inc. said, "Our 3rd quarter results are encouraging as we strive to grow our customer base and market share within the sports nutrition category. Our investment in marketing, R&D and increased distribution is creating the results we were hoping for - more customers and more places to find our products."

         Mr. Mastroianni added, "We are on pace for significant gains this year in revenues and consumer awareness. Our commitment to proprietary products backed by scientific research resonates within our target consumer base. We are increasing our investment into specific research and clinical studies over the next 15 months. The introduction of a number of new product innovations this year - the Nutrient Timing System for strength athletes with Countdown, MuscleAde, and NT Protein, and AccelGel and Accelerade ready-to-drink - has created additional interest in our patented carbohydrate-protein technology."

         Mr. Mastroianni concluded, "We plan to continue to invest in promoting our products through our current retailers, and are actively pursuing new distribution channels such as the military, international and additional domestic and online retailers. In addition, we are in discussions with a number of companies interested in our IP and technology for potential licensing opportunities, including our patented appetite suppressant due to launch in 2005. We expect continued top line growth, customer acquisition and a broadened distribution reach through the next year."

         As a result of increased marketing expenditures that were critical for new products, increased inventories, and other factors, the Company has experienced significant decreases in liquidity during 2004. The Company's cash balance was $539,269 at the end of third quarter 2004, and was approximately $272,000 on November 12, 2004. In response, the Company has engaged an investment-banking firm specializing in our market sector to assist us in raising new capital, and is taking other steps to improve its liquidity, such as offering discounts to customers for early payment and obtaining extended credit terms from key suppliers. The Company's liquidity situation is discussed in more detail in its Quarterly Report on Form 10Q-SB which is being filed today.


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ABOUT THE COMPANY:
------------------
PacificHealth Laboratories, Inc., Matawan, NJ, was founded in 1995 to develop and commercialize functionally unique nutritional products for sports nutrition, weight loss and Type 2 diabetes. To learn more about PacificHealth Laboratories, Inc., visit www.pacifichealthlabs.com.

Notice: This news release and oral statements made from time to time by Company representatives concerning the same subject matter may contain so-called "forward-looking statements". These statements can be identified by introductory words such as "expects", "plans", "will", "estimates", "forecasts", "projects" or words of similar meaning and by the fact they do not relate strictly to historical or current facts. Forward-looking statements frequently are used in discussing new products and their potential. Many factors may cause actual results to differ from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known, such general economic conditions, consumer product acceptance and competitive products, and others of which are not. No forward-looking statements are a guarantee of future results or events, and one should avoid placing undue reliance on such statements.


SELECTED FINANCIAL DATA:
------------------------

                                                                INCOME STATEMENT

                                                 Three Months Ended                   Nine Months Ended
                                                 ------------------                   -----------------

                                             9/30/04            9/30/03           9/30/04           9/30/03
                                             -------            -------           -------           -------
Revenues                                   $1,892,737         $1,475,408        $6,400,856        $4,393,739
Net Operating Income (Loss)                  (278,694)          (184,113)         (500,871)         (907,709)
Other Income (Expense)                        (23,169)           (25,096)          (76,024)          (28,576)
Net Income (Loss)                          ($ 303,343)       ($  209,209)      ($  585,681)      ($  936,285)
Net Income (Loss) per Share
  Basic and Diluted                            ($0.03)            ($0.03)           ($0.06)           ($0.15)

Basic and Diluted Weighted
 Average Shares Outstanding                10,239,898          6,591,756        10,233,069         6,275,955




                                    - more -

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
                             CONDENSED BALANCE SHEET

                                     ASSETS
                                                            Sept 30,               Dec 31,
                                                                2004                  2003
                                                         (Unaudited)             (Audited)
                                                         -----------           -----------
Current assets:
  Cash and cash equivalents                              $   539,269           $ 1,798,703
  Accounts receivable, net                                   914,754               669,300
  Inventories                                              2,027,745               738,062
  Prepaid expenses                                           201,228               191,859
                                                         -----------           -----------
       Total current assets                                3,682,996             3,397,924

Property and equipment, net                                  116,078                60,307

Other assets:
  Patents                                                    144,755               155,251
  Deposits                                                    34,395                10,895
                                                         -----------           -----------

            Total assets                                 $ 3,978,224           $ 3,624,377
                                                         ===========           ===========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Notes payable                                          $   463,448           $   470,145
    Accounts payable and accrued expenses                  1,333,770               376,693
                                                         -----------           -----------
            Total current liabilities                      1,797,218               846,838
                                                         -----------           -----------

Stockholders' equity:
Common stock, $.0025 par value;
authorized 50,000,000 shares; issued and
outstanding: 10,237,045 shares at
Sept 30, 2004 and 10,188,545 shares
at December 31, 2003                                          25,593                25,471
Additional paid-in capital                                15,777,095            15,788,068
Accumulated deficit                                      (13,621,682)          (13,036,000)
                                                         -----------           -----------
                                                           2,181,006             2,777,539
                                                         -----------           -----------

   Total liabilities and stockholders' equity            $ 3,978,224           $ 3,624,377
                                                         ===========           ===========


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